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                                                               Exhibit 5.1


                                    [LETTERHEAD]


                                   July 21, 1999


Packaging Corporation of America
Dahlonega Packaging Corporation
Dixie Container Corporation
PCA Hydro, Inc.
PCA Tomahawk Corporation
PCA Valdosta Corporation
1900 West Field Court
Lake Forest, Illinois 60045


          Re:  Packaging Corporation of America
               Dahlonega Packaging Corporation
               Dixie Container Corporation
               PCA Hydro, Inc.
               PCA Tomahawk Corporation
               PCA Valdosta Corporation
               Registration Statement on Form S-4
               Registration No. 333-79511
               ----------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Packaging Corporation of America, a Delaware corporation (the "Issuer"), and Dahlonega Packaging Corporation, a Delaware corporation, Dixie Container Corporation, a Virginia corporation, PCA Hydro, Inc., a Delaware corporation, PCA Tomahawk Corporation, a Delaware corporation, and PCA Valdosta Corporation, a Delaware corporation (collectively, the "Guarantors" and, together with the Issuer, the "Registrants") in connection with the proposed registration by the Issuer of up to $550,000,000 in aggregate principal amount of the Issuer's 9 5/8% Series B Senior Subordinated Notes due 2009 (the "Exchange Notes") and up to $100,000,000 in aggregate liquidation preference of the Issuer's 12 3/8% Series B Senior Exchangeable Preferred Stock due 2010 (the "New Preferred Stock"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-79511) originally filed with the Securities and Exchange Commission (the "Commission") on May 28, 1999, under

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                                   KIRKLAND & ELLIS

Packaging Corporation of America
Dahlonega Packaging Corporation
Dixie Container Corporation
PCA Hydro, Inc.
PCA Tomahawk Corporation
PCA Valdosta Corporation
July 21, 1999
Page 2



the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of April 12, 1999, by and among the Registrants and United States Trust Company of New York, as Trustee, in exchange for and in replacement of the Issuer's outstanding 9 5/8% Senior Subordinated Notes due 2009 (the "Old Notes"). We have been informed that $550,000,000 in aggregate principal amount of Old Notes was outstanding as of July 20, 1999. The New Preferred Stock is to be issued pursuant to the Issuer's Certificate of Designations as filed with the Secretary of State of Delaware on April 9, 1999, in exchange for and in replacement of the Issuer's outstanding 12 3/8% Senior Exchangeable Preferred Stock due 2010 (the "Old Preferred Stock"). We have been informed that $100,000,000 in aggregate liquidation preference of Old Preferred Stock was outstanding as of July 20, 1999.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation, as amended, and the By-Laws, as amended, of each of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes, the Guarantees and the New Preferred Stock, (iii) the Registration Statement and (iv) the Notes Registration Rights Agreement, dated as of April 12, 1999, by and among the Registrants, J.P. Morgan Securities Inc. ("J.P. Morgan") and BT Alex. Brown Incorporated ("BT") and the Preferred Stock Registration Rights Agreement, dated as of April 12, 1999, by and among the Issuer, J.P. Morgan and BT.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties

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                                   KIRKLAND & ELLIS

Packaging Corporation of America
Dahlonega Packaging Corporation
Dixie Container Corporation
PCA Hydro, Inc.
PCA Tomahawk Corporation
PCA Valdosta Corporation
July 21, 1999
Page 3



thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of
(i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law),
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when
(i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes and (iv) the New Preferred Stock has been duly executed and authenticated in accordance with the provisions of the Certificate of Designations and duly delivered to the purchasers thereof in exchange for the Old Preferred Stock, the Exchange Notes, the Guarantees and the New Preferred Stock will be validly issued and binding obligations of the Registrants.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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                                   KIRKLAND & ELLIS

Packaging Corporation of America
Dahlonega Packaging Corporation
Dixie Container Corporation
PCA Hydro, Inc.
PCA Tomahawk Corporation
PCA Valdosta Corporation
July 21, 1999
Page 4



     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                              Sincerely,

                              /s/ KIRKLAND & ELLIS

                              Kirkland & Ellis